                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(A) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

 . . . . . . . . . . . . . . WESBANCO, INC.  . . . . . . . . . . . . . . . . .
            (Name of Registrant as Specified in Its Charter)
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required
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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
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



                              WESBANCO, INC.
                      Wheeling, West Virginia  26003

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held
                              April 19, 2000

TO THE STOCKHOLDERS OF WESBANCO, INC.:

    The Annual Meeting of the Stockholders of WesBanco, Inc. will be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 19, 2000, at 4:00 p.m.

     The purposes of the meeting are as follows:

        (1) To elect nine (9) persons to the Board of Directors, eight (8) to serve for a term of three (3) years and one (1) to serve for a term of two (2) years.

        (2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

     The holders of the common stock of the Corporation as of the close of business on March 10, 2000, are entitled to vote at the meeting.

     You are requested to sign and date the enclosed form of Proxy and return it in the enclosed envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof.

     By order of the Board of Directors.

						LARRY G. JOHNSON
						Secretary


Wheeling, West Virginia
March 15, 2000.

                                 PROXY STATEMENT
                                       OF
                                  WESBANCO, INC.
                                    Bank Plaza
                          Wheeling, West Virginia  26003

                          ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2000
                          -------------------------------

     This statement is furnished to the stockholders of WesBanco, Inc. in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation, which will be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, at 4:00 p.m. on Wednesday, April 19, 2000. This statement is being mailed to the stockholders on or about March 15, 2000.

     WesBanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of WesBanco Bank, Inc., Wheeling, West Virginia, WesBanco Properties, Inc., Wheeling, West Virginia, Hometown Finance Company, Parkersburg, West Virginia, WesBanco Securities, Inc., Marietta, Ohio, and Wesbanco Insurance Services, Inc., Shinnston, West Virginia.

                                    Proxies
                                    -------
     The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of WesBanco and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

     Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by written notice to the Corporation, or by announcement at the stockholders meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the stockholders meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

                      Stock Outstanding and Voting Rights
                      -----------------------------------
     The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of February 29, 2000, there were 19,664,338 shares issued and outstanding.

     There are no shares of preferred stock outstanding. The authorized shares of preferred stock of WesBanco may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of WesBanco common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of WesBanco at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of WesBanco common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of WesBanco common stock.

     Stockholders of record as of the close of business on March 10, 2000, will be entitled to vote at the stockholders meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

     To the best of management's knowledge, WesBanco Trust and Investment Services, the Trust Department of WesBanco Bank, Inc., Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of December 31, 1999, 2,050,318 shares of the common stock of the Corporation, representing 10.36% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 915,360 shares, representing 4.63% of the shares outstanding, has partial voting control of 34,200 shares, representing 0.17% of the shares outstanding, and sole voting control of 1,087,886 shares, representing 5.50% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

     The following table lists each stockholder known to WesBanco to be the beneficial owner of more than 5% of WesBanco's common stock as of December 31, 1999, as more fully described above:

                            Principal Holders
                            -----------------
		Name &
                Address of                 Amount and Nature
Title           Beneficial                  of Beneficial          Percent
Class           Owner                         Ownership            of Class
------          -----------                 ------------           --------
Common          WesBanco Trust and
		Investment Services
		One Bank Plaza
                Wheeling, WV 26003            2,050,318*            10.36%

*Nature of beneficial ownership more fully described in text immediately preceding table.

                         Election of Directors
                         ---------------------
     The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five (35), and the Board of Directors has determined that the Board shall consist of twenty-eight (28) members, and has fixed the number of Directors to be elected at the forthcoming meeting at nine (9), eight (8) of whom are to be elected for a three-year term which will expire at the annual stockholders meeting in 2003 and one to be elected for an unexpired term of two (2) years expiring at the annual stockholders meeting in 2002. Proxies may not be voted for a greater number of persons than are nominated.

     Accordingly, the following persons have been nominated for election to the Board:

                                Nominees(1)
                                -----------
A. For the Three-Year Term Expiring at the Annual Stockholders Meeting in 2003

Name               Age      Principal Occupation(2)         Director Since
----               ---      -----------------------         --------------
Ray A. Byrd         55      Lawyer; Partner, Schrader,      06/09/77
                            Byrd & Companion, PLLC

James D. Entress    61      Oral & Maxillo-Facial           12/20/90
                            Surgeon - Retired

Ernest S. Fragale   53      Former President, WesBanco      08/20/96
                            Mortgage Company;
                            former owner and
                            President, Universal
                            Mortgage Company

Edward M. George    63      President & CEO,                12/02/91
                            WesBanco, Inc.;
                            President & CEO,
                            WesBanco Bank, Inc.;
                            former Chairman of the
                            Board, WesBanco Bank
                            Wheeling

Carter W. Strauss   53      President, Strauss Industries,  07/28/76
                            Inc.

Name               Age      Principal Occupation(1)         Director Since
----               ---      -----------------------         --------------
Reed J. Tanner      46      Certified Public Accountant     12/30/96
                            Partner, Tanner & Tanner, a
                            division of Simpson & Osborne,
                            A.C.

Robert K. Tebay     65      Owner-Operator, Tebay Dairy     04/15/98

William E. Witschey 68      President, Witschey's           01/10/85
                            Market, Inc. (retail food
                            management)


(1) One vacancy exists in this class. Incumbent Director Frank K. Abruzzino sold his stock in a block sale to the Corporation on March 10, 2000, and resigned from the Board electing not to stand for re-election. It is not anticipated that this vacancy will be filled since it is the goal of the Corporation to reduce the size of the Board.

(2) Principal occupation during the past five (5) years.

B. For a Two-Year Term Expiring at the Annual Stockholders Meeting in 2002

Name                 Age      Principal Occupation(1)         Director Since
----                 ---      -----------------------         --------------
Thomas J. Hansberry   54      President, Charleston Region,   03/31/99
                              WesBanco Bank, Inc.; Former
                              President, North Central
                              West Virginia Region,
                              WesBanco Bank, Inc.; former
                              President & CEO of WesBanco
                              Bank Fairmont, Inc.; former
                              CEO of The Heritage Bank of
                              Harrison County, Inc.

(1)  Principal occupation during the past five (5) years.

     In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

     All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the stockholders meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                           Continuing Directors
                           --------------------
     In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

                 Directors Whose Term of Office Will Expire
                 at the Annual Stockholders Meeting in 2002
                 ------------------------------------------
Name                  Age      Principal Occupation(1)         Director Since
----                  ---      --------------------------      --------------
James G. Bradley (2)   55      President & CEO, Wheeling-      08/20/98
                               Pittsburgh Steel Corp.

Name                  Age      Principal Occupation(1)         Director Since
----                  ---      -----------------------         --------------
R. Peterson Chalfant   59      Lawyer; Partner, Chalfant       08/30/96
                               & Henderson

John H. Cheffy         66      Retired; former Vice President/ 08/20/98
                               Cashier, WesBanco Bank
                               Barnesville

John W. Kepner         67      Mortician; President,           01/28/76
                               Kepner Funeral Homes, Inc.

Frank R. Kerekes       53      Executive Vice-President,       12/21/95
                               WesBanco Bank, Inc.; former
                               Executive Vice-President,
                               WesBanco Bank Fairmont,
                               Inc.; former President & CEO,
                               WesBanco Bank Fairmont, Inc.

Robert H. Martin       66      Vice Chairman, WesBanco,        02/28/94
                               Inc.; former Chairman of the
                               Board, WesBanco Bank Fairmont;
                               President, Eastland Enterprises,
                               Inc., a personal holding company;
                               owner, Mt. Zion, Inc., a
                               nursery

Joan C. Stamp          48      Director, Mid Atlantic          02/15/96
                               Arts Foundation;
                               member, West Virginia Arts
                               Commission

James W. Swearingen    68      Retired Advertising Executive   08/20/98

(1)  Principal occupation during the past five (5) years.

(2) Attended less than 75% of all Board and Committee meetings during the year 1999.

                      Directors Whose Term of Office Will Expire
                      at the Annual Stockholders Meeting in 2001
                      ------------------------------------------
Name                  Age      Principal Occupation(1)         Director Since
----                  ---      -----------------------         --------------
James E. Altmeyer(2)   61      President, Altmeyer Funeral     10/16/87
                               Homes, Inc.

Christopher V. Criss   44      Former Vice Chairman, WesBanco  07/17/92
                               Bank Parkersburg; President &
                               Chief Executive Officer, Atlas
                               Towing Co.

Stephen F. Decker      48      President, Parkersburg Region,  12/02/91
                               WesBanco Bank, Inc.; former
                               Executive Vice-President &
                               Senior Loan Officer, WesBanco,
                               Inc.; former President, Preston
                               County Offices; former
                               Executive Vice President,
                               WesBanco Bank Fairmont

Name                   Age     Principal Occupation(1)         Director Since
----                   ---     -----------------------         --------------
James C. Gardill        53     Chairman of the Board,          11/13/80
                               WesBanco, Inc.; Lawyer;
                               Partner, Phillips, Gardill,
                               Kaiser & Altmeyer

Larry G. Johnson        52     Secretary, WesBanco, Inc.;      04/15/98
                               Executive Vice-President,
                               Parkersburg Region, WesBanco
                               Bank, Inc.; former Executive
                               Vice President & Chief Financial
                               Officer, WesBanco Bank Parkersburg;
                               former Executive Vice President
                               & Chief Financial Officer,
                               Commercial BancShares, Inc.

Roland L. Hobbs         67     Chairman, Wheeling Park         07/28/76
                               Commission

William E. Mildren, Jr. 55     Vice Chairman, WesBanco, Inc.;  04/15/98
                               former Chairman, President &
                               Chief Executive Officer, WesBanco
                               Bank Parkersburg; former
                               Chairman, President & CEO,
                               Commercial BancShares, Inc.

Eric Nelson             70     President, Nelson               04/16/87
                               Enterprises (investments)

Richard K. Riederer (2) 56     President & CEO, Weirton        06/19/97
                               Steel Corporation; former
                               Executive Vice President &
                               CFO, Weirton Steel Corporation

J. Christopher Thomas   50     Former President & CEO,         01/02/98
                               WesBanco Bank Charleston,
                               former President & CEO;
                               United Home Lending Services,
                               Inc. and former President &
                               CEO, Eagle Bancorp, Inc.

(1)  Principal occupation during the past five (5) years.

(2) Attended less than 75% of all Board and Committee meetings during the year 1999.

Ownership of Securities by Directors, Nominees and Officers
-----------------------------------------------------------
     The following table sets forth the number of shares of the Corporation's common stock beneficially owned by each nominee, each continuing director and each officer of the Corporation named in the Summary Compensation Table and all of its executive officers and directors as a group as of February 11, 2000. There is no other class of voting securities issued and outstanding.

                                Sole Voting        Shared Voting
Name of                         and Investment     and/or Investment
Beneficial Owner                Authority          Authority           Percent
----------------                --------------     -----------------   -------
James E. Altmeyer                   12,657                                 *
Earl C. Atkins (Expired Term)        1,190  (1)         20,471  (2)        *
James G. Bradley                        -0-                                *
Ray A. Byrd (Nominee)                6,526  (3)                            *
R. Peterson Chalfant                 6,825             339,300  (4)        *
John H. Cheffy                       4,797              27,192  (5)        *
Christopher V. Criss                48,070  (6)        111,746  (6)        *

                                Sole Voting        Shared Voting
Name of                         and Investment     and/or Investment
Beneficial Owner                Authority          Authority           Percent
----------------                --------------     ------------------  -------
Stephen F. Decker                    9,605                                 *
James D. Entress (Nominee)          26,111  (7)                            *
Ernest S. Fragale (Nominee)         59,074                                 *
James C. Gardill                    49,728  (8)                            *
Edward M. George (Nominee)          16,330  (9)                            *
Thomas J. Hansberry (Nominee)       19,950 (10)                            *
Roland L. Hobbs                     25,160 (11)                            *
Larry G. Johnson                    36,126 (12)                            *
John W. Kepner                       5,363 (13)                            *
Frank R. Kerekes                       864                                 *
Paul M. Limbert (Executive
                  Officer)          11,338 (14)                            *
Robert H. Martin                   104,652 (15)                            *
William E. Mildren, Jr.            185,427                                 *
Eric Nelson                         49,884 (16)                            *
Richard K. Riederer                    265 (17)                            *
Jerome B. Schmitt (Executive
                     Officer)        5,661 (18)                            *
Joan C. Stamp                       19,825 (19)                            *
Carter W. Strauss (Nominee)         35,487 (20)                            *
James W. Swearingen                  3,475                                 *
Reed J. Tanner (Nominee)             4,373 (21)          2,712 (22)        *
Robert K. Tebay (Nominee)           11,042 (23)                            *
J. Christopher Thomas                  715               6,795 (24)        *
William E. Witschey (Nominee)        8,480 (25)         55,972 (25)        *
Dennis P. Yaeger (Executive
                    Officer)         9,170 (26)                            *

All Directors and Officers
as a group
(33 persons)                       783,622             564,188           6.8%

*Beneficial ownership does not exceed one percent (1%).

(1) Includes 798 shares held for Mr. Atkins' benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Atkins' wife, Betty Jo Atkins, is the owner of additional 19,563 shares held in trust.
     Mr. Atkins is a retiring director whose term of office expires at the upcoming shareholders meeting.

(2)  Mr. Atkins' grandchildren are the owners of 20,471 shares held in trust.

(3) Includes 3,389 shares held for Mr. Byrd's benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(4) Mr. Chalfant is the Executor of his father's Estate. His father's Estate owns 136,500 shares. Mr. Chalfant is also the Executor of his mother's Estate. His mother's Estate owns 202,800 shares.

(5) Mr. Cheffy is the attorney-in-fact for his father, Homer Cheffy, who is the owner of 27,192 shares. Additionally, Mr. Cheffy's wife, Mary Ann Cheffy, is the owner of 2,818 shares for which Mr. Cheffy disclaims beneficial ownership.

(6) Includes 2,177 shares held for Mr. Criss' benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns 111,746 shares.

(7) Includes 26,111 shares held at WesBanco Bank, Inc. as custodian for James D. Entress' IRA. Dr. Entress' wife, Dr. Cheryl Entress, is the owner of an additional 13,514 shares held in an IRA custodian account at WesBanco Bank, Inc. for which Dr. Entress disclaims beneficial ownership.

(8) Includes 9,635 shares held for Mr. Gardill's benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 12,957 shares held by Mr. Gardill's wife, Linda T. Gardill, and 2,834 shares held in her IRA custodian account at WesBanco Bank, Inc.

(9) Mr. George's wife, Sandra F. George, is the owner of an additional 502 shares for which Mr. George disclaims beneficial ownership. Excludes vested options to acquire 5,555 shares which are vested in the WesBanco Performance Based Key Executive Incentive Plan.

(10) Includes an additional 873 shares held by Mr. Hansberry as custodian for his minor children.

(11) Includes 1,160 shares held for Mr. Hobbs' benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Hobbs' wife, Sarah F. Hobbs, is the owner of an additional 4,620 shares for which Mr. Hobbs disclaims beneficial ownership.

(12) Mr. Johnson's son, Benjamin C. Johnson, is the owner of an additional 396 shares for which Mr. Johnson disclaims beneficial ownership.

(13) Mr. Kepner's wife, Joan B. Kepner, is the owner of an additional 400 shares for which Mr. Kepner disclaims beneficial ownership.

(14) Excludes vested options to purchase 2,777 shares which are vested in the WesBanco Performance Based Key Executive Incentive Plan.

(15) Includes 45,280 shares owned by Mt. Zion, Incorporated, which is wholly owned by Mr. Martin. Mr. Martin's wife, Lucille D. Martin, is the owner of an additional 5,056 shares held in Trust in her IRA account at WesBanco Bank, Inc.

(16) Mr. Nelson's wife, Ann P. Nelson, is the owner of an additional 5,232 shares for which Mr. Nelson disclaims beneficial ownership.

(17) Includes 265 shares held for Mr. Riederer's benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(18) Excludes vested options to purchase 2,777 shares which are vested in the WesBanco Performance Based Key Executive Incentive Plan.

(19) Includes 10,696 shares held in Mrs. Stamp's trust at WesBanco Bank, Inc.

(20) Includes 9,852 shares held for Mr. Strauss' benefit in a Rabbi Trust under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 3,491 shares held in a custodian account at WesBanco Bank, Inc. for which Mr. Strauss disclaims beneficial ownership.

(21) Includes 746 shares held for Mr. Tanner's benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 1,294 shares held by Mr. Tanner as Custodian for his minor children.

(22) Includes 567 shares held in trust in which Mr. Tanner has a beneficial interest. He is also Co-Trustee of his brother's family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.

(23) Includes 227 shares held for Mr. Tebay's benefit in a Rabbi Trust established under the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Tebay's wife, Mary Ann Tebay, is the owner of an additional 100 shares for which Mr. Tebay disclaims beneficial ownership.

(24) Mr. Thomas is Trustee of trusts established by his father and mother, which hold 5,097 shares and 1,698 shares, respectively.

(25) Mr. Witschey's wife, Wilda C. Witschey, is the owner of an additional 9,692 shares for which Mr. Witschey disclaims beneficial ownership. Includes 46,132 shares which are owned by Witschey's Market in which Mr. Witschey has a substantial stock interest. Also includes 9,840 shares which are owned by Witschey Realty in which Mr. Witschey has a substantial stock interest.

(26) Excludes vested options to purchase 2,777 shares which are vested in the WesBanco Performance Based Key Executive Incentive Plan. Includes 1,927 shares held by Mr. Yaeger as Custodian for a minor child. Excludes 564 shares held by his son, Corey, for which he disclaims beneficial ownership.

           Section 16(a) Beneficial Ownership Reporting Compliance
           -------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 1999, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except that reports covering two transactions involving sales by Mt. Zion, Incorporated, which is wholly owned by Robert H. Martin and by the Trustee of a Trust in which William E. Witschey was a beneficial owner, were reported late by Mr. Martin and Mr. Witschey. WesBanco is required to report late filings.

                  Transactions With Directors and Officers
                  ----------------------------------------
     It has been the practice of the subsidiary bank of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000.00, with some of its Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time the firm of Phillips, Gardill, Kaiser & Altmeyer of which James C. Gardill, Chairman of the Board and a Director of the Corporation, is a partner, and the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, Director of the Corporation, is a partner, and the firm of Steptoe & Johnson, of which Frank K. Abruzzino, a former Director of the Corporation, is a member, have rendered legal services to the Corporation. Fees aggregating $417,158.45 were paid to the law firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates during the year 1999. It is contemplated that one or all of these firms will be retained to perform legal services during the current year.

     The Corporation purchased 68,151 shares of its common stock beneficially owned by a director, Frank K. Abruzzino, in a direct transaction pursuant to agreement made on March 8, 2000,for $1,593,029.

                   Executive Officers of the Corporation
                   -------------------------------------
     The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

     EDWARD M. GEORGE, JR., age 63, is President and Chief Executive Officer, WesBanco, Inc., and WesBanco Bank, Inc. Mr. George has served the Corporation as Executive Vice President-Loans and served as Vice President of Commercial Mortgage Loans. Mr. George served WesBanco Bank Wheeling as Chairman of the Board, its President and Chief Executive Officer, as well as Chief Executive Officer. He has also held the position of Vice President-Commercial Mortgage Loans. Mr. George joined the Bank in May 1983. Prior to that time, he served as President and Chief Executive Officer, Wellsburg National Bank from 1981-1983 and prior to that, he was Senior Vice President, Half Dollar Trust and Savings Bank. Mr. George was an Examiner in charge of bank audits for the Federal Reserve Bank of Cleveland from 1966-1973.

     PAUL M. LIMBERT, age 53, is the Executive Vice President and Chief Financial Officer, WesBanco, Inc. Mr. Limbert also served as Vice Chairman and Chief Financial Officer for WesBanco Bank Wheeling, and previously served as President and Chief Executive Officer of WesBanco Bank Wheeling. In addition, Mr. Limbert served WesBanco Bank Wheeling in a variety of capacities, including Assistant Controller and Controller, Vice President and Controller, Senior Vice President and Controller, Executive Vice President and Controller, and Executive Vice President and Treasurer. Mr. Limbert joined the
Corporation in April 1977. Prior to that, he was a Senior Accountant at Price Waterhouse and served a tour of duty in the United States Army.

     DENNIS P. YAEGER, age 50, is the Executive Vice President and Chief Operating Officer of WesBanco, Inc., a position held since 1993. Mr. Yaeger has served WesBanco, Inc. as Vice President Bank Operations in 1987 and Executive Vice President Bank Operations in 1990. Mr. Yaeger has served WesBanco Bank Wheeling as Vice Chairman of the Board of Directors. He previously held the positions of Executive Vice President-Bank Operations from 1978 to 1987. From 1976 to 1978, Mr. Yaeger worked in the Commercial Loan Department as a Loan Officer. He started his career at WesBanco Bank Wheeling and held early positions as Management Trainee, Administrative Assistant and Assistant Operations Officer.

     WILLIAM E. MILDREN, JR., age 55, has served as Vice Chairman and Director of the Corporation since March 31, 1998. He formerly served as Chairman of WesBanco Bank Parkersburg from September 1999 to January 14, 2000. Mr. Mildren was Chairman, President and Chief Executive Officer and Director of WesBanco Bank Parkersburg from January 1999 to September 1999. Mr. Mildren was Chairman, President and Chief Executive Officer of Commercial BancShares, Inc., and Chairman of the Board of Commercial Banking and Trust Company from November 1992 to March 31, 1998. He was President and Chief Executive Officer of Commercial Bank from January 1982 to November 1992. He joined the credit card department of Commercial Bank in July 1971. He subsequently served as manager of the credit card department, Vice President of Marketing, Vice President of Operations, and Senior Vice President before being named President. Prior to joining Commercial, Mr. Mildren had been employed by Union Trust & Deposit Company of Parkersburg.

     JEROME B. SCHMITT, age 50, was named Executive Vice President - Investments/Trusts, WesBanco, Inc. in January, 1999. He most recently served as Senior Vice President-Trust and Investments. He joined the staff of the Corporation in 1972 and was promoted to Vice President-Investments in 1983 and to Senior Vice President in 1990. Mr. Schmitt received his designation as Chartered Financial Analyst in 1976. He has served in a variety of other positions, including Trust Operations and Trust Investments in 1972.

     JOHN W. MOORE, JR., age 52, currently serves WesBanco, Inc. as Senior
Vice President-Human Resources. Mr. Moore joined the Corporation in 1976 as Director of Personnel. He served in that capacity until 1980 when he was appointed Vice President-Personnel/Human Resources for WesBanco Bank Wheeling. He was made Vice President-Personnel, WesBanco, Inc. in 1986 and Senior Vice President-Human Resources in January, 1993, for WesBanco, Inc. Mr. Moore served as Senior Vice President-Personnel/Human Resources in May 1993 for WesBanco Bank Wheeling. Mr. Moore formerly served as Director of the Counseling Center at West Liberty State College and Adjunct Instructor at
West Liberty State College and West Virginia University from 1971 to July 1976. Mr. Moore was a public school teacher in 1970.

     LARRY G. JOHNSON, age 52, has served as Secretary and Director of the Corporation since March 31, 1998. Mr. Johnson also serves as Executive Vice President of the Parkersburg Region of WesBanco Bank, Inc. Mr. Johnson was Executive President and Chief Financial Officer of Commercial BancShares, Inc., from May 11, 1994, until its merger with WesBanco, Inc., on March 31, 1998. He served as Corporate Secretary for Commercial BancShares beginning in December 1983. Mr. Johnson was Executive Vice President and Chief Financial Officer for Commercial Banking and Trust Company from January 1, 1991, to May 10, 1994. He joined Commercial May 1, 1973, as Auditor and later served the bank in other positions, including Comptroller and Cashier. Prior to his employment with Commercial, he was a bank examiner with the Federal Deposit Insurance Corporation.

     PETER W. JAWORSKI, age 44, joined WesBanco Bank Wheeling as Vice President- Loan Review/Senior Loan Review Officer in June 1995. In July 1997, Mr. Jaworski was named Vice President- Credit Risk Management, WesBanco Bank Wheeling and WesBanco, Inc. In December 1997, he was elevated to the position of Senior Vice President, Credit Administration for WesBanco, Inc. Mr. Jaworski was appointed as Senior Vice President and Chief Credit Officer in December 1999. Prior to joining the Corporation, Mr. Jaworksi was Senior
Vice President and Senior Credit Officer for Bank One of Wheeling. Prior to working with Bank One, Mr. Jaworski was Vice President and Comptroller for Citizens Bank, Martins Ferry, Ohio, and had served as Staff Accountant,
Senior Accountant and Audit Manager for Anthony, O'Connor, Bodkin & Company and O'Connor & Associates from 1979 - 1984. Mr. Jaworski also served as an Accountant/Tax Preparer for the law firm of Herndon, Morton, Herndon & Yaeger from 1977-1979.

                     Compensation of Executive Officers
                     ----------------------------------
     The officers of the Corporation presently are serving without compensation from WesBanco, Inc. They are, however, compensated by WesBanco, Inc. subsidiaries for services rendered as officers of those corporations.

     The following tables set forth the total compensation paid by WesBanco's subsidiary bank during each of the three years ended December 31, 1999, 1998 and 1997, to the five highest paid executive officers, together with options granted and the benefits payable to them from the Corporation's pension plan upon retirement.


                                   SUMMARY COMPENSATION TABLE


                                                                Long Term Compensation
                                                            ------------------------------
                                   Annual Compensation             Awards          Payouts
                                -------------------------   --------------------   -------

                                                  Other      Restricted                         All Other
Salary                          Salary   Bonus    Annual       Stock       Stock    LTIP       Compensation
Name and Position       Year     ($)      ($)   Comp.($)(1)    Awards     Options  Payouts        ($)(2)
-----------------------------------------------------------------------------------------------------------
Edward M. George        1999    249,556  90,000      0           0           0        0            6,103
President & Chief       1998    228,324  90,000      0           0        10,000      0            5,045
Executive Officer       1997    201,145  75,000      0           0           0        0            6,270

Paul M. Limbert         1999    172,289  50,000      0           0           0        0            6,103
EVP & Chief             1998    161,116  50,000      0           0         5,000      0            5,045
Financial Officer       1997    146,428  40,000      0           0           0        0            6,270

Dennis P. Yaeger        1999    162,418  40,000      0           0           0        0            6,103
EVP & Chief             1998    154,376  40,000      0           0         5,000      0            5,045
Operating Officer       1997    143,092  35,000      0           0           0        0            6,270

Jerome B. Schmitt       1999    150,914  40,000      0           0           0        0            6,103
Exec. Vice Pres.        1998    138,410  40,000      0           0         5,000      0            5,045
Trust & Invests.        1997    122,240  35,000      0           0           0        0            6,150

William E. Mildren,     1999    184,583     0        0           0           0        0            6,103
Jr., Vice-Chairman,     1998    201,413  70,319   12,973         0           0        0            5,458
WesBanco, Inc.          1997    148,027  49,581   24,054         0           0        0           11,532




(1) "Other Compensation" includes amounts paid by the Corporation's subsidiaries as Directors Fees for Mr. Mildren.

(2) "All Other Compensation" includes the following: contributions to the Corporation's KSOP Plan on behalf of each of the named executives covered by the Plan.


                                 Pension Plan Table
                                 ------------------

Remuneration ($)          15         20         25         30         35
----------------       -------   --------    -------    -------    -------
    150,000             83,371     95,500     97,000     97,000     97,000
    160,000             86,296     98,000     98,000     98,000     98,000
    175,000             90,683    101,700    101,700    101,700    101,700
    200,000             97,933    108,950    108,950    108,950    108,950
    250,000            103,283    114,300    114,300    114,300    114,300
    300,000            108,633    119,650    119,650    119,650    119,650
    350,000            113,983    125,000    125,000    125,000    125,000
    400,000            113,983    125,000    125,000    125,000    125,000

     WesBanco maintains a defined benefit pension plan for all employees and a Supplemental Employee Retirement Plan for certain executive officers. The table on the preceding page lists the approximate annual retirement benefits (qualified plan and Supplemental Plan) an executive officer would receive if he or she retired at age 65. Amounts are based on a 10 year term for the Supplemental Plan and a full life annuity form for the defined benefit plan.

     Under the defined benefit plan, a Participant's compensation covered by the Bank's pension plan is the salary reported on the Form W-2 plus Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the Participant's career for which such average is the highest, or in the case of the Participant who has been employed for less than 60 months, the period of his employment with the Bank. Average compensation for named executives as of the end of the last calendar year is:
Mr. George: $278,778.68; Mr. Limbert: $185,949.42; Mr. Yaeger: $176,959.95;
Mr. Schmitt: $157,313.82; and Mr. Mildren $221,119.45. The estimated years of service for each named executive are as follows: Mr. George: 16.583; Mr.
Limbert: 22.666; Mr. Yaeger: 27.333; Mr. Schmitt: 27.00 and Mr. Mildren: 1.75.

     In 1999, WesBanco approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including the individuals named in the Summary Compensation Table, except for Mr. Mildren who is covered by the Executive Supplemental Income Agreement hereinafter described. Although benefits under the plan are unsecured, WesBanco currently funds payment of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit.

     This plan provides for payment of a scheduled annual benefit at normal retirement age of 65 of approximately 60% of current salary, less the defined pension plan benefit, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of WesBanco. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

     Death benefits also are payable under the Supplemental Plan. If the executive dies prior to any termination of employment with WesBanco, the executive's designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive's designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with WesBanco and prior to the commencement of any payment of retirement benefits under the plan, the executive's designated beneficiary will be entitled to receive payment of the executive's retirement benefit under the plan beginning with the month following the executive's death.

     Mr. George's contract contains a similar benefit percentage, but it is not funded with life insurance. His contract requires the performance of continuing services under certain circumstances and contains a non-competition provision. It likewise contains a death and disability benefit.

     Mr. Mildren is a beneficiary of an Executive Supplemental Income Agreement previously adopted by Commercial Bancshares, Inc. Under this Agreement, Mr. Mildren is promised a specified annual dollar amount payable in monthly installments for approximately 12.08 years commencing at his normal retirement age. The current annual benefit payable at age 65 for Mr. Mildren is $54,606. The Agreement provides for reduced benefits in the event of early retirement or death. The Agreement is a non-qualified, non-funded retirement benefit.

                   Assumed Change in Control Agreements
                   ------------------------------------
     Effective November 1, 1996, Commercial BancShares, Inc. ("Commercial"),
a company acquired by merger with a wholly owned subsidiary of the Corporation, entered into employment continuity agreements with Mr. Mildren, Jr. and Mr.
Johnson.   The agreements have identical provisions and became operative upon a change in control of Commercial, which occurred on March 31, 1998, with the acquisition by the Corporation.

     Under the agreements, the Corporation will continue to employ William E. Mildren, Jr. and Larry G. Johnson for three years, or until his normal retirement date, whichever is earlier. During that period, the terms and conditions of the executive's employment, including salary, bonuses, and employee benefit plans and programs, are fixed as of the day before the control change date. The executive is entitled to continued compensation if the executive's employment terminates during the employment period, but subject to executive's offer to work that is rejected by the Corporation.
The executive is entitled to continued compensation equal to three times the executive's base period income (paid in 36 monthly installments) if the executive is terminated by the Corporation without cause ("cause" being limited to executive's acts of theft, embezzlement, fraud, or moral turpitude), or if executive voluntarily terminates employment within six months after (a) the executive does not receive salary increases, bonuses, and incentive awards comparable to the salary increases, bonuses, and incentive awards the executive received in prior years or, if greater, that other executives in comparable positions receive in the current year, or (b) executive's compensation or employment related benefits are reduced; or (c) executive's status, title(s), office(s), working conditions or management responsibilities are diminished; or (d) executive's place of employment is changed in any way without Executive's consent. Within 12 months after a change in control, the executive may voluntarily terminate his employment with the Corporation and, in such event, will be entitled to receive continued compensation equal to his base period income, paid in 12 equal monthly installments, and shall be free from the covenants not to compete which are operative under other events of termination.

                Corporation Change in Control Agreements
                ----------------------------------------
     During 1999, WesBanco entered into agreements with the remaining officers listed in the Summary Compensation Table and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity's acquiring WesBanco. WesBanco designed these agreements to secure the executives' continued service and dedication in the face of the perception a change in control could occur, or an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed entering into these agreements was in WesBanco's best interest. The 1999 agreements were not entered into because a change in control was imminent.

     The agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control", the agreements do not require the Corporation to retain the executives in its employ or to pay them any specified level of compensation or benefits.

     Each agreement provides that if a change in control of the Corporation or its bank subsidiary which employs the employee (collectively, the "Subsidiary") occurs, the Corporation and the Subsidiary will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive's retirement date under established rules of the Corporation's tax-qualified retirement plan) (the "Term of Employment").

     If, during the Term of Employment, the executive is discharged by the Corporation or the Subsidiary without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to three times (i) the highest rate of the executive's annual base salary in effect prior to the date of termination, and (ii) the greater of, the executive's average annual bonus over the three years ending prior to the date of termination, or the executive's bonus established for the annual bonus year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive's family will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control, subject to reduction to avoid duplication with benefits of a subsequent employer.

     Generally, and subject to certain exceptions, a "change in control" shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 20% or more of the combined voting power of the Corporation's or the Subsidiary's then outstanding securities; (b) there is during any two consecutive years a significant change in the Corporation's or the Subsidiary's Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation's or the Subsidiary's assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

     If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, WesBanco will pay the executive a reduced amount over an extended period so that no excise tax is due.

                        Compensation Committee Report
                        -----------------------------
     Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and two additional members of the Board of Directors and include Messrs. Criss, Chalfant, Witschey, Hobbs, Nelson, Strauss, Riederer and Tanner. The Committee also includes Mr. Gardill, the Chairman of the Board, and Mr. Martin, the Vice-Chairman of the Board.

     Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the company's salary administration program, a Hay-type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted.

The Committee also considered that executive salaries for the Corporation's executives are somewhat lower than industry peer group averages and have been moving closer to industry standards, subject to corporate performance.

     Company performance, including total shareholder return, is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through consolidation are considered in establishing the overall salary increase
range.   Also, Company performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses. The bonuses are determined on a subjective basis.

     Considerations affecting Mr. George's salary and bonus for 1999 included the overall salary administration program of the Corporation, the substantial reorganizational work involved in recent acquisitions, the reorganization of a number of banks within the WesBanco group, and his annual evaluation, which was very positive. Also the Committee considered the overall increases granted to other employees in the Corporation and the salary structure of peer group banks.

     In considering Mr. George's compensation and the bonuses paid to senior executive officers, the Committee considered published compensation comparative data for certain regional bank holding companies which compete in markets served by the Corporation and markets within reasonable proximity thereto (hereinafter referred to as "Peer Group"). Statistical data was compiled by AON Consulting and a report dated November 2, 1999, was submitted to the Compensation Committee. The report indicated that Mr. George's base salary placed him below the twenty-fifth percentile of Market Composite Base Salary, that his bonus for the prior year represented 54% of the Average Market Composite Bonus and that his total cash compensation was below the Average of Market Composite Total Cash Compensation.

     AON'S report concluded that overall, relative to published survey medians for base salary and total cash compensation in similar size organizations, WesBanco's top executive group's base salaries and total cash compensation are on the low side of competitive levels. Total direct compensation is below competitive levels. Additionally, AON concluded that WesBanco's actual compensation fell short of its stated objective of maintaining its base salaries at the middle of the appropriate competitive marketplace.

     The Committee reaffirmed its goal of maintaining its base salary structure at the middle of the appropriate competitive marketplace and positioning actual salaries at the middle of the marketplace subject to performance, longevity and evaluation.

	COMPENSATION COMMITTEE

	James C. Gardill, Chairman		Christopher V. Criss
	William E. Witschey			Eric Nelson
        Roland L. Hobbs                         Carter W. Strauss
        Robert H. Martin                        Reed J. Tanner
	Richard K. Riederer			R. Peterson Chalfant

         Compensation Committee Interlocks and Insider Participation
         -----------------------------------------------------------

     Roland L. Hobbs, a member of the Compensation Committee, formerly served as Chairman and President of WesBanco until June 1, 1990. He continues to serve as a member of the Board of Directors and Executive Committee of the Corporation.

     James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation and received a fixed annual fee for such position in calendar year 1999. Pursuant to his request, no such annual fee will be paid in subsequent years. Mr. Gardill does not participate in the annual bonus program or other benefit programs of the Corporation. Mr. Gardill also is a partner in the law firm Phillips, Gardill, Kaiser & Altmeyer, and acts as general counsel for the Corporation. During the year 1999 fees aggregating $417,158.45 were paid to the firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates.

     Robert H. Martin is Vice Chairman of the Corporation and receives a salary and other benefits for such position, and also is a member of the Compensation Committee. Mr. Martin also formerly served as Chairman of WesBanco Bank Fairmont, a banking subsidiary of the Corporation.

          Comparison of Five Year Cumulative Total Return *
Among WesBanco, Inc., Russell 2000 Index, and Russell Financial Services **

Measurement Period         WesBanco,      Russell    Russell
(Fiscal year covered)        Inc.          2000      Financial
---------------------      ---------      -------    ---------
        1994                100           100         100
        1995                119.657       126.206     112.127
        1996                144.263       144.835     138.047
        1997                205.875       174.557     179.632
        1998                208.600       168.541     156.622
        1999                189.753       201.610     143.374


Assumes $100 Invested on January 1, 1994   *Total Return Assumes Reinvestment
WesBanco, Inc, Russell 2000 Index, and      of Dividends.
Russell Financial Services.               **Fiscal Year Ending December 31.


                     Description of Employment Contracts
                     -----------------------------------
     The Corporation and its subsidiaries provide certain executive officers, including the executive officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement. There are no golden parachute type provisions contained in the contracts.

     Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Mr. Hansberry was appointed to the Board and nominated for re-election pursuant to such an agreement which requires him to be nominated for one subsequent three-year term. Messrs. Mildren, Johnson, Tebay and Swearingen were likewise appointed, nominated and elected to the Board pursuant to the provisions of such an agreement. Mr. Swearingen is serving his required three-year term. Mr. Tebay is currently a nominee for his three-year term, and Messrs. Johnson and Mildren will be nominated for their full three year terms at next year's annual shareholders meeting.

                           Description of Bonus Plan
                           -------------------------
     Annually, the Compensation Committee of the Corporation makes a determination as to the amount and allocation among the executive officers of the Corporation of a bonus payable to such officers. The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee. A total of $348,000.00 in cash was allocated and paid for such bonuses for the year 1999.

                           WesBanco KSOP Plan
                           ------------------
     The WesBanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP"). Commercial BancShares, acquired on March 31, 1998, had a KSOP Plan which included provisions which are similar to WesBanco's Plan. As of January 1, 1999, the Commercial KSOP was merged into WesBanco's KSOP. Certain provisions of the Commercial KSOP were merged into WesBanco KSOP for the benefit of Commercial employees who were hired by Commercial prior to January 1, 1999. All employees of WesBanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the ESOP portion of the Plan upon completion of a year of service and attaining age 21. The 401(k) eligibility provisions permit participation in the first calendar quarter subsequent to employment. As of January 1, 2000, all affiliates are participants in the Plan. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

     At the present time, the Plan Trust holds 592,159 shares or 2.99% of WesBanco Common Stock, of which 579,854 shares are allocated to specific employee accounts as of December 31, 1999. The Plan holds 12,305 unallocated shares. The ESOP Trustee has currently outstanding $350,000 borrowed from an affiliated financial institution. The loan originated during 1998 and is structured as a revolving line of credit, and the unpaid balance of any borrowing is amortized over a five-year period at an interest rate equal to the lender's base rate. WesBanco is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity is to be paid in full or refinanced. The ESOP is required to pledge the shares of employer securities purchased with the proceeds of the loan as security for the loan. WesBanco guaranteed the loan issuing a contribution commitment letter. As securities are allocated to the accounts of participating employees, and the loan balance paid down, they are released by the secured party.

     Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

  Meetings of Board of Directors and Committees and Compensation of Members
  -------------------------------------------------------------------------
     The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $300.00. For the year 1999, the Directors received an annual fee of $2,000.00 payable quarterly at the rate of $500.00 per quarter. During 1999, the Board of Directors of the Corporation held six regular meetings. Directors of the Corporation were also paid a fee of $200.00 for attendance at meetings of special committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its Affiliates. For the year 2000, the annual retainer fee was increased to $3,000, attendance fees increased to $500 and other committee meeting fees were increased to $300. Fees in the total amount of $84,300.00 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 1999. In addition, fees in the aggregate amount of $47,000.00 were credited to the accounts of those Directors who have elected to participate in the WesBanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan of the Corporation, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in WesBanco Common Stock or in a money market rate of interest account.

     The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Roland L. Hobbs, Robert H. Martin, Carter W. Strauss, Christopher V. Criss, Reed J. Tanner, Richard K. Riederer, Eric Nelson, William E. Witschey and
R. Peterson Chalfant. The Compensation Committee met two times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation overall salary and benefit costs, and the Performance Based Key Executive Bonus and Option Plan.

     The Corporation does have a standing Nominating Committee. Members of the Corporation's Nominating Committee are Roland L. Hobbs, James C. Gardill, Edward M. George, and Robert H. Martin. The Committee meets only when vacancies are to be filled. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Security holder nominations may be considered by the Committee if made in accordance with the Bylaw requirements. See "Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation."

                   Report of the Audit/Loan Committee
                   ----------------------------------
     The Corporation has an Audit/Loan Review Committee. All members are considered independent and the currently serving members are: Christopher V. Criss, Chairman, Ray A. Byrd, Reed J. Tanner, Vaughn L. Kiger, James E. Altmeyer, Carter W. Strauss, and Rizal V. Pangilinan. The principal functions of the Audit/Loan Review Committee are to confer with the Independent Accountant, the Internal Auditor and the Credit Quality Officer of the Corporation, to review and assess the interim and year-end financial statements, the reports of the examinations made by the Federal and State Bank Examiners and other regulatory authorities. The Committee had five meetings during 1999. The Corporation's Independent Accountant, Internal Auditor, Credit Quality Officer and management attended all meetings.
Management was excused for portions of each meeting.   The Committee reviewed
with the Independent Auditors their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and other required matters. The Committee also reviewed the issue of the auditor's independence from the Corporation and management matters with respect to the written disclosures required by the Independence Standards Board. In addition to discussions with the external auditor, the Committee also reviewed the reports of the Internal Auditor concerning the results of the examinations of the accounting controls and procedures reviewed by the Internal Audit Department and reviewed reports detailing the findings and recommendations of the Credit Quality Officer. Various other matters pertaining to the business and operations of the Corporation received attention by the Committee throughout the year, including the scope and planning of audits, internal control procedures, review of non-performing credits, and analysis of loan loss reserves. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 1999.

             Stockholders Intending to Nominate Candidates for
        Election to Board of Directors Must Give Notice to Corporation
        --------------------------------------------------------------
     Under Section 2 of Article III of the bylaws of the Corporation, any stockholder who intends to nominate, or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

   Proposals of Stockholders for Presentation at Next Year's Annual Meeting,
                         to be Held April 18, 2001
   -------------------------------------------------------------------------
     Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 18, 2001, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than November 18, 2000.
A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                              Independent Accountant
                              ----------------------
     Ernst & Young LLP served as independent accountant for the Corporation and all affiliates for the year 1999. The services rendered by Ernst & Young during the year 1999 consisted primarily of auditing and tax services. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

                       Matters to be Considered at the Meeting
                       ---------------------------------------
     The management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

	By order of the Board of Directors.
						JAMES C. GARDILL
						Chairman of the Board

Wheeling, West Virginia
March 15, 2000.

                                                     [WESBANCO LOGO]


                                   March 15, 2000








Dear Shareholder:

    You will find enclosed the Notice of Meeting, Proxy Statement and Proxy for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 19, 2000, at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, beginning at 4:00 p.m.

     Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Also enclosed is an attendance card. Please fill out and return this card only if you plan to attend the meeting in person.

      We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.


Very truly yours,

/s/EDWARD M. GEORGE

EDWARD M. GEORGE
President and
Chief Executive Officer


EMG/tmh
Enclosure

                                WESBANCO, INC.
                        WHEELING, WEST VIRGINIA  26003
                                    PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 19, 2000


     The undersigned hereby constitutes and appoints Roland L. Hobbs, Thomas L. Thomas and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on
Wednesday, April 19, 2000, at 4:00 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:

    (1) For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

       (A) For a term of three (3) years expiring at the annual stockholders meeting in 2003:

            Ray A. Byrd           James D. Entress        Ernest S. Fragale
            Edward M. George      Carter W. Strauss       Reed J. Tanner
            Robert K. Tebay       William E. Witschey


       (B) For a term of two (2) years expiring at the annual stockholders meeting in 2002:

                                  Thomas J. Hansberry

           with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

    (2) In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.


                                     __________________________________, 2000


                                     ________________________________________
                                                     (Signature)
[                                ]
                                     ________________________________________
                                                     (Signature)

        Name Appears
                                     (Please sign exactly as your name(s)
                                     appears hereon.  When signing as
                                     Attorney, Executor, Administrator ,
                                     Trustee, Guardian, etc., give full
[                                ]   title as such. If you are signing for
                                     someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)